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                                                                   EXHIBIT 21.01



                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                            Worldwide Subsidiary List



                                                                                State/Country of
                                                                                 Incorporation
                                                                                ----------------



Fairchild Semiconductor Corporation                                             Delaware
  Fairchild Semiconductor Corporation of California                             Delaware
    Fairchild Korea Semiconductor Ltd.                                          South Korea
  Fairchild Semiconductor Ltd.                                                  England
  Fairchild Semiconductor GmbH                                                  Germany
  Fairchild Semiconductor S.r.l.                                                Italy
  Fairchild Semiconductor Japan Ltd.                                            Japan
  Fairchild Semiconductor Hong Kong Ltd.                                        Hong Kong
  Fairchild Semiconductor Hong Kong (Holdings) Ltd.                             Hong Kong
  Fairchild Semiconductor Asia Pacific Pta. Ltd.                                Singapore
  Fairchild Semiconductor (Malaysia) Sdn. Shd.                                  Malaysia
  Fairchild Semiconductora de Mexico F. de R.L. de C.V.                         Mexico